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Exhibit 5.8

CONSENT OF PINCOCK, ALLEN & HOLT

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. ("Gammon Lake") on our reports entitled "Ocampo Gold-Silver Project, Northeast Area Resource Update, Chihuahua, Mexico, Technical Report," dated June 26, 2003, and "Ocampo Gold-Silver Project, Preliminary Assessment, Chihuahua, Mexico, Technical Report," dated April 8, 2002, commissioned by Gammon Lake and referenced in the following documents, both of which are incorporated by reference in this Registration Statement: (i) Annual Information Form for the year ended July 31, 2004 and (ii) Management's Discussion and Analysis of Financial Conditions and Results of Operations for the three month period ended October 31, 2004.

Lakewood, Colorado December 17, 2004	PINCOCK, ALLEN & HOLT
/s/ DARREL L. BUFFINGTON Signature
Darrel L. Buffington, P.E. Name
Manager, Process and Environmental Services Title

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  Exhibit 5.8
CONSENT OF PINCOCK, ALLEN & HOLT